UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2015

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Equinix, Inc. (“Equinix”) was held on May 27, 2015 for the purpose of considering and voting on:

•	Election of eight directors to the Board to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

•	Approval by a non-binding advisory vote of the compensation of Equinix’s named executive officers; and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

At the close of business on April 20, 2015, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 56,923,183 shares of Equinix’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 50,578,420 shares of Equinix’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, all of the directors were reelected and all other proposals submitted to the Equinix stockholders were approved.

The vote with respect to the election of the directors was as follows:

	For	Withheld	Broker Non-Votes
Thomas Bartlett	47,269,429	234,871	3,074,120
Gary Hromadko	46,744,965	759,335	3,074,120
Scott Kriens	46,664,746	839,554	3,074,120
William Luby	47,093,783	410,517	3,074,120
Irving Lyons, III	47,251,168	253,132	3,074,120
Christopher Paisley	40,037,740	7,466,560	3,074,120
Stephen Smith	46,934,340	569,960	3,074,120
Peter Van Camp	41,108,956	6,395,344	3,074,120

With respect to the proposal to approve by a non-binding advisory vote the compensation of Equinix’s named executive officers, there were 46,933,755 votes “For,” 316,508 votes “Against,” 254,037 abstentions and 3,074,120 Broker Non Votes.

With respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Equinix’s independent registered public accounting firm for the fiscal year ending December 31, 2015, there were 50,275,152 votes “For,” 191,952 votes “Against,” 111,277 abstentions, and 39 votes uncast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 1, 2015	EQUINIX, INC.

	By:	/s/ Keith Taylor
Keith Taylor
Chief Financial Officer